UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 21, 2012 (May 16, 2012)

INTERACTIVE INTELLIGENCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-54450 (Commission File Number)	45-1505676 (IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of principal executive offices, including zip code)

(317) 872-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

    The 2012 Annual Meeting of Shareholders of Interactive Intelligence Group, Inc. (the "Company") was held on May 16, 2012 to:

•	elect two directors to hold office for a term of three years or until their successors are elected and have qualified;
•
approve, in an advisory (non-binding) vote, the compensation paid to the Company's named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the proxy statement for the Company's 2012 Annual Meeting of Shareholders; and

•	consent to the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2012.

      At the 2012 Annual Meeting of Shareholders, the Company’s shareholders elected Edward L. Hamburg, Ph. D. and Richard G. Halperin to serve as directors and to hold office until the 2015 Annual Meeting of Shareholders or until their successors are elected and have qualified, approved the advisory resolution regarding the compensation paid to the Company's named executive officers and consented to the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012, as follows:

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Election of Directors:
Edward L. Hamburg, Ph. D.	15,629,264	87,532	2,471,467
Richard G. Halperin	15,466,386	250,410	2,471,467

	Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
Vote on Proposal:
To approve, in an advisory (non-binding) vote, the compensation paid to the Company's named executive officers.	15,481,242	206,795	28,759	2,471,467

	Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
Vote on Proposal:
To consent to the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2012.	17,884,120	294,054	10,089	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence Group, Inc. (Registrant)

Date: May 21, 2012	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer